EXHIBIT 99.1

New Release

Contacts:
Laure Park (Investors):   973-520-2900
Nancy Fitzsimmons (Media):    973-520-2800

FOR IMMEDIATE RELEASE
Madison, New Jersey, January 17, 2008

Quest Diagnostics Sets New Date To
Report Fourth Quarter and Full Year 2007 Results

Reaffirms Previous Guidance for 2007

MADISON, N.J., January 17, 2008—Quest Diagnostics Incorporated (NYSE: DGX), the nation’s leading provider of diagnostic testing, information and services, announced that it will report results for the fourth quarter and year ended December 31, 2007 and provide financial guidance for 2008 on February 21, 2008, instead of the previously scheduled date of January 29.

The company is rescheduling its report of fourth quarter and full-year 2007 results in order to provide time to attempt to make further progress in its ongoing effort to settle with the government claims associated with the government’s investigation in connection with NID, a test kit manufacturing subsidiary the company closed in 2006. While the company is working diligently to reach such a settlement prior to its report of earnings for the fourth quarter and year ended December 31, 2007, there can be no assurance as to when or whether a settlement may be reached, or as to its terms. Additional information regarding this matter is available in the company’s September 30, 2007 Quarterly Report on Form 10-Q, including Footnote 7 to the Financial Statements.

The company reaffirms its 2007 guidance for revenues of between $6.6 billion and $6.7 billion, and earnings per diluted share from continuing operations of between $2.84 and $2.91, before $0.04 per share in special charges recorded in the first quarter of 2007.

Quest Diagnostics will hold its fourth quarter conference call on February 21, 2008 at 8:30 A.M. Eastern Time. A simulcast of the call is available by dialing 210-839-8500 -- PASSCODE: 3214469 and via the Internet at: www.questdiagnostics.com. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call will be available from 10:30 A.M. on February 21 through 11 P.M. on March 20, 2008 to investors in the U.S. by dialing 866-393-1025. Investors outside the U.S. may dial 203-369-0451. No password is required for either number.

About Quest Diagnostics

Quest Diagnostics is the leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its national network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative new diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at www.questdiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business” in Part I, Item 1, “Risk Factors” and “Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the

Private Securities Litigation Reform Act of 1995” in Item I, Part 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A in the Quest Diagnostics 2006 Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s 2007 Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the Company’s 2007 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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